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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the Options assumed by Mentor Graphics Corporation originally granted under the Summit Design, Inc. 1994 Stock Plan, Summit Design, Inc. 1996 Director Option Plan, Summit Design, Inc. 1997 Nonstatutory Stock Option Plan, Viewlogic Systems, Inc. 1998 Stock Incentive Plan, Transcendent Design Technology, Inc. Stock Option Plan, PADS Software, Inc. 1998 Stock Option Plan and the Innoveda, Inc. 2000 Amended and Restated 2000 Stock Incentive Plan of our report dated October 29, 2001 (except for the last six paragraphs of Note 11, as to which the date is December 14, 2001, and the last paragraph of Note 12, as to which the date is December 7, 2001), with respect to the consolidated financial statements of IKOS Systems, Inc. included in the Current Report on Form 8-K/A of Mentor Graphics Corporation filed with the Securities and Exchange Commission on May 29, 2002 which is incorporated by reference in this Form S-8.


                                                           /s/ Ernst & Young LLP

San Jose, California
June 25, 2002